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Exhibit 32.1

Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

        Pursuant to 18 U.S.C. §1350, each of the undersigned officers of Witness Systems, Inc. (the "Company"), hereby certify to such officer's knowledge and belief that the Annual Report on Form 10-K of the Company for the year ended December 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 15, 2005
	BY:	/S/ DAVID B. GOULD David B. Gould Chairman of the Board and Chief Executive Officer
Dated: March 15, 2005
	BY:	/S/ WILLIAM F. EVANS William F. Evans Chief Financial Officer

        A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Witness Systems, Inc. and will be retained by Witness Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002